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                                                                    Exhibit 11.1
                           UNIVERSAL ELECTRONICS INC.
                        COMPUTATION OF PER SHARE EARNINGS

                                            THREE MONTHS ENDED DECEMBER 31,            YEAR ENDED DECEMBER 31,
                                            ------------------------------         ------------------------------
                                                1998              1997                1998                1997
                                            -----------        -----------         -----------        -----------
Common stock outstanding,
  beginning of period                         6,312,000          6,263,000           6,312,000          6,372,000

Weighted average common stock
  outstanding from exercise of stock
  options, treasury stock purchases             106,000             33,000              74,000            (90,000)
  and employee benefit plan

Weighted average common stock
  outstanding                                 6,418,000          6,296,000           6,386,000          6,282,000
                                            ===========        ===========         ===========        ===========

Stock options                                   163,000                 --             214,000                 --
                                            -----------        -----------         -----------        -----------

Weighted average common stock
  and common stock equivalents
  outstanding                                 6,581,000          6,296,000           6,600,000          6,282,000
                                            ===========        ===========         ===========        ===========

Net income (loss) attributable to
  common stockholders                       $ 2,370,647        $(7,713,452)        $ 5,637,650        $(6,518,362)

Net income (loss) per common stock
  and common stock equivalents:
     Basic                                  $      0.37        $     (1.23)        $      0.88        $     (1.04)
                                            ===========        ===========         ===========        ===========
     Diluted                                $      0.36        $     (1.23)        $      0.85        $     (1,04)
                                            ===========        ===========         ===========        ===========